EXHIBIT 21.1
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                         SUBSIDIARIES OF THE REGISTRANT


JupiterImages Corporation (an Arizona Corporation)

Australia.internet.com Pty Ltd (an Australian Limited Liability Company)

internet.com Canada Corporation (a Nova Scotia Unlimited Liability Company)

internet.com Limited (a United Kingdom Limited Company)

I-Venture Management LLC (a Delaware Limited Liability Company)

Japan.internet.com K.K. (a Japanese Corporation)

Sitch AB (a Swedish Corporation)

asia.internet.com LLC (a Delaware Limited Liability Company)

Jupitermedia GmbH (a German Limited Liability Company)

Hemera Technologies Inc. (a Canadian Corporation)

Hemera Technologies Corporation (a Delaware Company)

Comstock Images Sarl (a Luxembourg Company)

Creatas, L.L.C. (a Delaware Limited Liability Company)

MCG Finance Corporation IH (a Delaware Corporation)

Dynamic Graphics, Inc. (a Delaware Corporation)

PictureQuest Acquisition Company, L.L.C. (a Delaware Limited Liability Company)

Dynamic Graphics Pty Ltd.  (an Australian Limited Liability Company)

Dynamic Graphics (UK) Limited (a United Kingdom Limited Company)

Dynamic Graphics GmbH (a German Limited Liability Company)

IT Stock International Limited (a United Kingdom Limited Company)

Dynamic Graphics International, Limited (a Jamaican Limited Company)